Exhibit 10.3

FIRST AMENDMENT TO 8% CONVERTIBLE REDEEMABLE NOTE

This First Amendment (“Amendment”) to 8% Convertible Redeemable Note Dated December 8, 2014 (“Note”) is made and entered into this 4th day of February, 2015, but is effective as of December 8, 2014, by and between Global Digital Solutions, Inc. (the “Company”) and David A. Loppert, his authorized successors and permitted assigns ("Holder").

WHEREAS, as of December 8, 2014, the Company and the Holder entered into the Note and a Securities Purchase Agreement. The Note provided that the Holder of the Note is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal face amount of the Note then outstanding into shares of the Company's common stock (the "Common Stock") at a conversion rate equal to 70% of the lowest closing bid price of the Common Stock as reported on the OTCQB marketplace which the Company’s shares are traded or any market upon which the Common Stock may be traded in the future ("Exchange"), for the twelve prior trading days including the day upon which a Notice of Conversion is received by the Company; and

WHEREAS, the Company and the Holder wish to amend the conversion terms of the note effective as of December 8, 2014.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby covenant and agree as follows:

1.             Modification of the Note. The Note is modified as follows:

(a)           Section 4. (a) of the Note is deleted and replaced with the following:

“4. (a) The Holder of this Note is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") with a restrictive legend, at a price ("Conversion Price") for each share of Common Stock equal to $0.09. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Once the Holder has received such shares of Common Stock, the Holder shall surrender this Note to the Company, executed by the Holder evidencing such Holder's intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to $0.078 instead of $0.09 while that “Chill” is in effect.”

2.             Ratification of Note and Security Purchase Agreement. All of the terms, provisions, covenants, representations and warranties contained in the Note and the Securities Purchase Agreement are ratified and affirmed by the Company and the Holder in all respects and will remain in full force and effect as modified by this Amendment. In the event there is a conflict between any of the terms of any other document and the terms of this Amendment, then the terms of this Amendment shall be controlling.

3.             General. The Note, the Securities Purchase Agreement, and this Amendment contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and may not be amended, modified or discharged, nor any of their terms waived, except by an instrument signed in writing by the party to be bound thereby.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first written above.

COMPANY:		HOLDER:
GLOBAL DIGITAL SOLUTIONS, INC.		DAVID A. LOPPERT

BY:	/s/ Richard J. Sullivan	BY:	/s/ David A. Loppert

NAME:	Richard J. Sullivan	NAME:	David A. Loppert
TITLE	Chief Executive Officer

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